EXHIBIT 23.9

January 28, 2015

CONSENT OF EXPERT

FILED VIA SEDAR AND EDGAR

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re:           Midway Gold Corp. (the "Company") filing of a Short Form Base Shelf Prospectus dated January 28, 2015 (together with the documents incorporated by reference therein, the "Prospectus") and the Company’s Registration Statement on Form S-3 dated November 5, 2014, as amended on January 28, 2015 (together with the documents incorporated by reference therein, the "Registration Statement").

I refer to my reports entitled “NI 43-101 Technical Report on the Midway Project, Nye County, Nevada” dated April 1, 2011, “NI 43-101 Technical Report on the Spring Valley Project, Pershing County, Nevada” dated May 24, 2011, “Updated NI 43-101 Technical Report on the Spring Valley Project, Pershing County, Nevada” dated November 29, 2012, “NI 43-101 Updated Mineral Resources Estimate for the Pan Gold Project, White Pine County, Nevada”, dated September 1, 2011, “NI 43-101 Technical Report Feasibility Study for the Pan Gold Project, White Pine County, Nevada” dated November 15, 2011, “Updated NI 43-101 Technical Report Feasibility Study for the Pan Gold Project, White Pine County, Nevada”, dated November 29, 2012,  “NI 43-101 Technical Report on Resources, Gold Rock Project, White Pine County, Nevada” dated February 29, 2012, and “Updated NI 43-101 Technical Report on Resources, Gold Rock Project, White Pine County, Nevada” dated November 29, 2012 (collectively, the "Reports"), as referenced in the Prospectus and the Registration Statement.

This letter is being filed as my consent to the use of my name and the Reports in the Prospectus and the Registration Statement.  I also hereby consent to the inclusion and incorporation by reference of information derived from the Reports in the Prospectus and the Registration Statement.

I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the Prospectus and the Registration Statement that are derived from the Reports or that are within my knowledge as a result of the services I performed in connection with the Reports.

I consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

Sincerely,

“Donald E. Hulse”___________________
Donald E. Hulse